Exhibit 2.2

                            SHARE EXCHANGE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

DATED:   September 24, 1999

BETWEEN: Casino Pirata.com  Ltd., a Nevada corporation
         9498 SW Barbur Blvd., Suite 305.
         Portland, OR 97219                           "Casino"

AND:     Advantage Systems, Inc.  a California corporation,
         doing business as American Computer
         1324 S. Mary Ave.
         Sunnyvale, CA  94087                         "American"

AND:     Those persons whose names appear on the
         attached Exhibit A as American Shareholders  "American Shareholders" or
                                                      "American Shareholder"

                                    RECITALS

         A. Casino desires to acquire One Hundred Percent (100%) of the issued and outstanding common stock of American.

         B. The American Shareholders are willing to exchange their shares of common stock in American ( "American Securities") for shares common stock of Casino ("Casino Securities") pursuant to the terms and conditions of this Agreement and with the understanding and intention that the exchange of shares will qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                                    AGREEMENT
         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Exchange.

                  (a) Common Share Exchange. Each American Shareholder will exchange one (1) share of the issued and outstanding common stock of American for 3.208 shares of common stock of Casino. A total of 3,200,000 shares of Casino shares of common stock will be issued to the American Shareholders based on a price of $.625 per share of Casino common stock. A schedule of all American Shareholders executing this Agreement and their respective

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

holdings of American Securities and the number of shares of Casino Securities each will receive under this Agreement is attached hereto as Exhibit A and incorporated herein by this reference.

                  (b) Procedure. The American Shareholders, by executing this Agreement, agree to surrender all their respective American Securities for exchange pursuant to this Agreement.

         2. Intention of the Parties. It is the intention of Casino and American that upon the Closing of this Agreement, as defined in Section 6 herein, Casino shall acquire control not only of the physical assets of American, but also American's relationships with its vendors and customers and American's management expertise in computer systems integration and networking. In addition, it is the further intention and understanding of Casino and American that Casino shall exercise its good faith efforts to provide financing to American in the amount of $500,000 for the purpose of implementing American's business plans. Casino and American acknowledge that the ability of Casino to provide the financing to American referred to above may be dependent on a number of factors which may be beyond the control of Casino, such as general market conditions, investors' decisions with regard to the investment of their funds, securities law compliance requirements, and the like.

         3. Representations and Warranties of American Shareholders.

                  (a) By executing this Agreement, the American Shareholders represent and warrant that they own all of the American Securities listed opposite their names on Schedule A free and clear of any lien, encumbrance or claim of others and may freely transfer, assign and exchange the same.

                  (b) The American Shareholders represent and warrant that they are exchanging their American Securities for the Casino Securities for investment purposes only, and not with a view to distribute and acknowledge that the Casino Securities will not be registered and only may be sold or transferred pursuant to a registration statement or an exemption from registration under the Securities Act of 1933. The American Shareholders acknowledge that the Casino Securities may be issued to them with a legend setting forth this restriction on transfer.

         4. Representations and Warranties of Casino.

                  (a) Casino is a corporation duly organized under the laws of the State of Nevada, validly existing, and authorized to exercise all its corporate powers, rights and privileges;

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                  (b) Casino has the  corporate  power and  authority to own and operate its properties and to carry on its businesses now conducted;

                  (c) Casino has all requisite legal and corporate power to execute and deliver this Agreement;

                  (d) Casino will have at Closing all required legal and corporate power to issue the Casino Securities called for by this Agreement.

                  (e) All corporate actions on the part of Casino necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and for the issuance and delivery of the Casino Securities has been taken, and this Agreement constitutes a valid obligation of Casino.

                  (f)  The  Casino  Securities,   when  sold  and  delivered  in
accordance with the terms of this Agreement and for the consideration expressed herein, shall be duly and validly issued, fully paid and non-assessable;

                  (g) Casino is a non-reporting public corporation within the meaning of the Securities Exchange Act of 1934;

                  (h) There is no action, proceeding, or investigation pending or threatening, or any basis therefor known to Casino to question the validity of this Agreement or the accuracy of the representations and warranties contained herein

                  (i) The authorized capital stock of Casino consists of 95,000,000 shares of common stock, of which 7,250,179 shares are issued and outstanding as of the date of this Agreement and 5,000,000 shares of preferred stock, none of which shares are issued and outstanding as of the date of this Agreement. Except as described in the attached Exhibit "B", there are no other securities, options, warrants, or other rights to purchase any securities of Casino outstanding. All outstanding securities of Casino are duly and validly issued, fully paid and non-assessable;

         5. Representations and Warranties of American.

                  (a) American is a corporation duly organized under the laws the State of California, validly existing and authorized to exercise all its corporate powers, rights and privileges;

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                  (b) American has the corporate  power and authority to own and operate its properties and to carry on its business as now conducted;

                  (c) American has all requisite legal and corporate power to execute and deliver this Agreement;

                  (d) All corporate actions on the part of American necessary for the authorization, execution, delivery and performance of all obligations under this Agreement have been taken and this Agreement constitutes a valid obligation of American.

                  (e) American is a non-reporting corporation within the meaning of the Securities Exchange Act of 1934.

                  (f) There is no action, proceeding or investigation pending or threatening or any basis thereof known to American to question the validity of this Agreement or the accuracy of the representations and warranties contained herein.

                  (g) The authorized capital stock of American consists of 10,000,000 shares of common stock, of which 997,500 shares are issued and outstanding as of the date of this Agreement. Except as contemplated in this Agreement, there are no other securities, options, warrants, or other rights to purchase any securities of American outstanding. All outstanding securities of American are duly and validly issued, fully paid and non-assessable.

         6. Closing.

         Closing shall take place on or about September 24, 1999 at the offices of Casino or at another place, or by any other means, agreed to by the parties ("Closing"). Upon receipt of the Agreement executed by all parties or in counterparts and when in possession of not less than one hundred percent (100%) of American Securities, Casino may complete the transaction by transferring the Casino Securities to the American Shareholders.

         7. Opinion of Counsel for American.

         At Closing, American shall deliver to Casino the opinion of legal counsel, dated as of Closing, in form and substance reasonably satisfactory to Casino, as to Sections 4.a.,4.b., 4.c.,4.d., 4.e.,4.f., and 4.g.

         8. Appointment of Officers / Agreements with Key Employees

                  (a) As soon practicable after Closing, the Board of Directors of Casino shall appoint George Bentley ("Bentley") as President of Casino and Paul J. Stringer shall be appointed

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Chief  Executive  Officer.  Each  shall  serve at the  pleasure  of the Board of
Directors until their respective successors have been duly qualified and appointed. Bentley and Casino shall enter into an Employment Agreement which, among other things, shall provide for a term of twenty-four (24) months; an annual salary to Bentley of $100,000; and a payment of $20,000 to be paid to Bentley upon the signing of this Agreement. The Employment Agreement shall provide further that all management decisions involving the business of Casino, including but not limited to, merger and acquisitions and the hiring or termination of management personnel, shall require the prior approval of Bentley.

                  (b) Except as Section 7 (a) above shall apply to Bentley, the current executive officers and key employees of American shall continue in their respective capacities with American for a minimum of twenty-four (24) months after Closing. At Closing, American shall deliver to Casino employment agreements with each of American's executive officers and key employees.

         9. Consent of Casino's Shareholders.

         Casino shall submit this Agreement to its shareholders for their consent and approval in accordance with the requirements of the Nevada Business Corporation Act. Casino shall notify American in writing that the consent of the shareholders has been obtained.

         10. Publicity.

         The initial press release relating to this Agreement shall be a joint press release, subject to the prior written approval of Bentley. Thereafter Casino and American shall, subject to their respective legal obligations, including requirements of the OTC Bulletin Board, NASDAQ National Market, stock exchanges and similar regulatory bodies, consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated by this Agreement and in making any filings with any federal or state governmental or regulatory agency or any securities exchange with respect thereto. Any such press release shall be subject also to the prior written approval of Bentley.

         11. Miscellaneous.

                  (a)  This   Agreement   may  be  signed   in  any   number  of
counterparts, each of which will be considered an original. Execution and delivery of this Agreement by exchange of

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facsimile copies bearing the facsimile  signature of each party shall constitute a valid and binding execution and delivery of this Agreement by each party. Such facsimile copies shall constitute enforceable original documents.

                  (b) The representations and warranties herein contained will survive Closing.

                  (c) This Agreement constitutes the entire agreement between the parties and supersedes any previous agreement between the parties concerning its subject matter.

                  (d) This Agreement will be governed by the laws of the state of Nevada.

                  (e) Any controversy or claim arising out of, or related to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the America Arbitration Association and judgement upon the award rendered by the arbitrator(s) may be entered in any court have jurisdiction thereof. American hereby submits to the jurisdiction of any local, state or federal court in the United States for purposes of enforcing any judgement described in this section.

                  (f)  In  any  arbitration   proceeding  initiated  under  this
Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys fees and costs.

         THIS AGREEMENT IS EFFECTIVE AS OF THE DATE FIRST ABOVE WRITTEN.

CASINO PIRATA.COM LTD.                      ADVANTAGE SYSTEMS, INC.

By: /s/Paul Stringer                        By:
   ---------------------------------           ---------------------------------
Name: Paul Stringer                         Name:
     -------------------------------             -------------------------------
Title: President                            Title:
      ------------------------------              ------------------------------

AMERICAN SHAREHOLDERS:


--------------------------                  ----------------------------
Kenney Noel                                 Vijay Marathe

--------------------------------            ----------------------------------
Keith Avinger                               George Bentley

--------------------------------            -----------------------------------
Al Reyes                                    Loc Doung



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facsimile copies bearing the facsimile  signature of each party shall constitute a valid and binding execution and delivery of this Agreement by each party. Such facsimile copies shall constitute enforceable original documents.

                  (b) The representations and warranties herein contained will survive Closing.

                  (c) This Agreement constitutes the entire agreement between the parties and supersedes any previous agreement between the parties concerning its subject matter.

                  (d) This Agreement will be governed by the laws of the state of Nevada.

                  (e) Any controversy or claim arising out of, or related to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the America Arbitration Association and judgement upon the award rendered by the arbitrator(s) may be entered in any court have jurisdiction thereof. American hereby submits to the jurisdiction of any local, state or federal court in the United States for purposes of enforcing any judgement described in this section.

                  (f)  In  any  arbitration   proceeding  initiated  under  this
Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys fees and costs.

         THIS AGREEMENT IS EFFECTIVE AS OF THE DATE FIRST ABOVE WRITTEN.

CASINO PIRATA.COM LTD.                      ADVANTAGE SYSTEMS, INC.

By:                                         By: /s/Keith Avinger
   ---------------------------------           ---------------------------------
Name:                                       Name:  Keith Avinger
     -------------------------------             -------------------------------
Title:                                      Title: President
      ------------------------------              ------------------------------

AMERICAN SHAREHOLDERS:

/s/Kenney Noel                              /s/Vijay Marathe
--------------------------                  ----------------------------
Kenney Noel                                 Vijay Marathe

/s/Keith Avinger                            /s/George Bentley
--------------------------------            ----------------------------------
Keith Avinger                               George Bentley

/s/Al Reyes                                 /s/Loc Doung
--------------------------------            -----------------------------------
Al Reyes                                    Loc Doung



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

                              AMERICAN SHAREHOLDERS


    Name              American Securities Owned    Casino Securities Received

    Kenney Noel                200,000                    641,604

    Vijay Marathe              200,000                    641,604

    Keith Avinger              200,000                    641,604

    George Bentley             199,500                    640,000

    Al Reyes                   180,000                    577,444

    Loc Doung                   18,000                     57,744


    TOTAL                      997,500                  3,200,000
                               -------                  ---------






















                                    Exhibit A

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

      Outstanding Options, Warrants or Other Rights to Purchase Securities
                                       of
                             Casino Pirata. com Ltd.


         Name                          Securities



































                                    Exhibit B

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
                                  Amendment to
               Share Exchange Agreement and Plan of Reorganization
                            dated September 24, 1999
           between Casino Pirata.com Ltd. and Advantage Systems, Inc.
                 and the shareholders of Advantage Systems, Inc.


         The Share Exchange Agreement and Plan of Reorganization dated September 24, 1999 is hereby amended to provide that the number of shares of common stock of Casino Pirata. com Ltd to be issued to the shareholders of Advantage Systems, Inc is increased by 4,100,000, so that the aggregate number of shares of common stock issued to the shareholders of Advantage Systems, Inc shall be 7,300,000.

         Dated  November 5, 1999


CASINO PIRATA.COM LTD.                      ADVANTAGE SYSTEMS, INC.

By:/s/George J. Bentley                     By: /s/Keith E. Avinger
   --------------------------                  --------------------------
Name: George J. Bentley                     Name: Keith E. Avinger
Title:   President                          Title:   President


AMERICAN SHAREHOLDERS:

/s/Kenny Noel                                /s/Vijay Marathe
   --------------------------                  --------------------------
Kenny Noel                                   Vijay Marathe

/s/Keith E. Avinger                          /s/George J. Bentley
   --------------------------                  --------------------------
Keith E. Avinger                             George J. Bentley

/s/Al Reyes                                  /s/Loc D. Doung
   --------------------------                  --------------------------
Al Reyes                                     Loc D. Doung